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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM 8-K





                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934





                 Date of Report (Date of earliest event reported):
                                    June 3, 1998


                              CARREKER-ANTINORI, INC.
               (Exact name of Registrant as Specified in its Charter)




            DELAWARE                  0-24201                75-1622836
(State of Other Jurisdiction     (Commission File        (IRS Employer
     of Incorporation)                Number)             Identification No.)

        14001 N. DALLAS PARKWAY                                 75240
               SUITE 1100                                     (Zip Code)
             DALLAS, TEXAS
(Address of Principal Executive Offices)


                                   (972) 458-1981
                (Registrant's telephone number, including area code)

                                        N/A
                (Former name, former address and former fiscal year,
                            if change since last report)


                     Index to Exhibits appears on page 4 herein.

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ITEM 5.  OTHER EVENTS.

     Carreker-Antinori, Inc. (the "Company") has announced its financial results for the 1998 first fiscal quarter ended April 30, 1998. Revenues increased 36% to $10.3 million, compared with revenues of $7.5 million in the first fiscal quarter of 1997. Net income in the quarter was $360,000, or $0.03 per diluted share, compared to $146,000, or $0.01 per diluted share in the prior year quarter. The Company experienced increased revenues during the 1998 first fiscal quarter from its three primary revenue sources, as compared to the first fiscal quarter of 1997. Software license fees increased 149.5% from $1.3 million to $3.1 million, consulting and management services fees increased 21.1% from $4.1 million to $5.0 million, and software maintenance and implementation fees increased 3.7% from $1.8 million to $1.9 million. Hardware sales, which fluctuate from quarter to quarter depending on customer demand for turn-key software and hardware packages, declined from $321,000 to $238,000. The Company was pleased with its results for the 1998 first fiscal quarter.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  The following exhibit is filed as part of this Report:

          Exhibit
          Number             Description
          -------            -----------

            99               Press Release dated June 3, 1998.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARREKER-ANTINORI, INC.



                                       /s/ Terry L. Gage
                                       ---------------------------------------
                                       Terry L. Gage
                                       Executive Vice President,
                                       Treasurer and Chief Financial Officer


Date: June 4, 1998
















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                                    EXHIBIT INDEX



Exhibit
Number                       Description
-------                      ------------

  99                         Press Release dated June 3, 1998.















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